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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14957 and No. 33-52078) pertaining to the 401(k) Profit Sharing Plan of NCI Building Systems, Inc., Registration Statements (Form S-8 No. 333-34899, No. 33-52080 and No. 333-12921) pertaining to the Nonqualified Stock Option Plan of NCI Building Systems, Inc., and Registration Statement (Form S-4 No. 333-80029) of NCI Building Systems, Inc. and in the related Prospectus of our reports dated December 12, 2001 with respect to the consolidated financial statements of NCI Building Systems, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended October 31, 2001, and our report dated December 12, 2001 with respect to the financial statement schedule of NCI Building Systems, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2001.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
Houston, Texas
January 24, 2002